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                                                                    EXHIBIT 3.24

                                    FILE COPY


                          CERTIFICATE OF INCORPORATION

                          OF A PRIVATE LIMITED COMPANY


                               Company No. 3813634


The Registrar of Companies for England and Wales hereby certifies that

INSULPAK HOLDINGS LIMITED


is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.


Given at Companies House, Cardiff, the 26th July 1999

*N03813634F*


                          C O M P A N I E S  H O U S E